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                              CONSULTING AGREEMENT


                  THIS AGREEMENT is made as of May 23, 1997, between Clearview Cinema Group, Inc., a Delaware corporation (the "Company"), and MidMark Associates, Inc., a New Jersey corporation ("MidMark").

                  WHEREAS, the Company is engaged in the business of the ownership and operation of cinemas, and MidMark is experienced in business and organizational strategy and financial and investment management; and

                  WHEREAS, the parties hereto are parties to a Management and Monitoring Fee Agreement, dated as of May 29, 1996 (the "Monitoring Agreement"), pursuant to which MidMark has been providing business and organizational strategy and financial and investment management services to the Company; and

                  WHEREAS, the Company is contemplating an initial public offering (the "Offering") of shares of its Common Stock, $.01 par value, pursuant to a registration statement on Form SB-2 to be filed with the Securities and Exchange Commission on May 27, 1997; and

                  WHEREAS, the parties hereto have been discussing terminating the Monitoring Agreement in connection with the Offering; and

                  WHEREAS, the Company desires to retain MidMark after the Offering to provide business and organizational strategy and financial and investment management consulting services to the Company, upon the terms and conditions hereinafter set forth, and MidMark is willing to undertake such obligations.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1.  Appointment.

                  From and after the date of the consummation of the Offering, the Company hereby engages MidMark and MidMark hereby agrees under the terms and conditions set forth herein to provide certain services to the Company as described in Section 2 hereof.

                  2.  Duties of MidMark.

                  MidMark shall provide the Company with business and organizational strategy and financial and investment management consulting services. The Company is free to accept or reject any advice rendered to it by MidMark hereunder.

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                  In addition, officers of MidMark may serve as directors of the Company following the consummation of the Offering and the Consulting Fee (as defined below) provided for herein shall serve as full compensation for such service, in lieu of any separate or additional directors' fees.

                  3.  Compensation of MidMark.

                  During the term of this Agreement, the Company agrees to pay MidMark, on a monthly basis, a consulting fee (the "Consulting Fee") in cash at the rate of $60,000 per year.

                  4.  Term and Termination of Agreement.

                  This Agreement shall be for a term of six years commencing on the date of the consummation of the Offering; provided, however, that this Agreement shall be automatically terminated and the obligation of the Company to pay the Consulting Fee shall immediately cease if (a) no officer of MidMark is serving as a director of the Company, and (b) the holders of the Class A Convertible Preferred Stock, $.01 par value, of the Company no longer have the right, voting separately as a single class, to elect directors of the Company.

                  5.  Liability.

                  MidMark is not and never shall be liable to any creditor of the Company and the Company agrees to indemnify and hold MidMark harmless from and against any and all claims of alleged creditors and against all costs, charges and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by MidMark in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor in connection with this Agreement. The Company also agrees to indemnify and hold MidMark harmless from and against any and all liabilities, losses or damages suffered, paid or incurred by MidMark arising out of, or in any way connected with, or as a result of, the execution and delivery of this Agreement, or the performance by MidMark of services hereunder, except for claims arising out of or related to the negligence or willful misconduct of MidMark.

                  6.  Assignment.

                  This Agreement shall be binding upon and inure to the benefit of the parties' successors. Neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto. Any attempted transfer or assignment in violation of this Section 6 shall be void.

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                  7.  Relationship of the Parties.

                  Nothing contained in this Agreement is intended or is to be construed to constitute MidMark and the Company as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

                  8.  Miscellaneous.

                      (a) Amendments and Waivers. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of waiver, by the party waiving compliance.

                      (b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied, or sent by certified, registered, or express mail, postage prepaid, to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, two days after the date of mailing, as follows:

                               (i)  if to the Company, to:

                                        Mr. A. Dale Mayo
                                        Chief Executive Officer
                                        Clearview Cinema Group, Inc.
                                        7 Waverly Place
                                        Madison, NJ 07940
                                        Telecopy: 201-377-4303

                              (ii)  if to MidMark, to:

                                        MidMark Associates, Inc.
                                        466 Southern Boulevard
                                        Chatham, New Jersey 07928
                                        Telecopy: 201-822-8911

                      (c) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior contracts and other agreements (including, without limitation, subject to Section 8(h) below, the Monitoring Agreement).

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                      (d) Headings. The headings in this Agreement are for
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                      (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                      (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of New Jersey applicable to agreements made and to be performed entirely within such State. Each of the parties hereto consents and agrees to the jurisdiction of any State or Federal court sitting in the County of Morris, State of New Jersey, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein, and agrees that any dispute concerning the conduct of any party in connection with this Agreement shall be heard only in the courts described above.

                      (g) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      (h) Termination. Effective as of the date of the consummation of the Offering, all rights and obligations of the parties thereto under the Monitoring Agreement shall terminate and the Monitoring Agreement shall have no further force or effect.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                              CLEARVIEW CINEMA GROUP, INC.

                                              By: ________________________
                                                  Name: A. Dale Mayo
                                                  Title: President

                                              MIDMARK ASSOCIATES, INC.

                                              By: ________________________
                                                  Name:
                                                  Title:


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